EXHIBIT 99.2

UNITED STATES OF AMERICA
FEDERAL ENERGY REGULATORY COMMISSION

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Cleco Corporation, et al.                                                                                )                                                                                 Docket No. IN07-28-000
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STIPULATION AND CONSENT AGREEMENT

I.           INTRODUCTION

Staff of the Office of Enforcement (Enforcement) of the Federal Energy Regulatory Commission (Commission) and Cleco Corporation (Cleco Corp.), Cleco Power LLC (Cleco Power), Cleco Midstream Resources LLC (Cleco Midstream), Cleco Evangeline LLC (Evangeline), Acadia Power Partners, LLC (Acadia), and Cleco Support Group LLC (Cleco Support) (collectively, Cleco) enter into this Stipulation and Consent Agreement (Agreement) to resolve a nonpublic investigation conducted by Enforcement, pursuant to Part 1b of the Commission regulations, 18 C.F.R. Part 1b (2006).  The investigation concerned possible violations of the Stipulation and Consent Agreement approved by the Commission in Cleco Corporation, et al., 104 FERC ¶ 61,125 (2003) (2003 Settlement Agreement).

II.        STIPULATED FACTS

 Enforcement and Cleco hereby stipulate and agree to the following:

A.           Background

1.           Cleco Corp. is an energy services company headquartered in Pineville, Louisiana.  Its two main businesses are: (a) Cleco Power, a regulated electric public utility engaged in the generation, purchase, transmission, distribution and sale of electric power at retail and wholesale; and (b) Cleco Midstream, a wholesale energy business.  Cleco Midstream has an indirect 50% ownership interest in Acadia, which is an exempt wholesale generator (EWG).  Acadia owns and operates a 1,160-MW electric generating facility located in Eunice, Louisiana.  Cleco Midstream also owns Evangeline, an EWG that owns and operates a 775-MW combined-cycle natural gas-fired electric generation facility located in St. Landry, Louisiana.  Evangeline has entered into a Capacity Sale and Tolling Agreement with a third party pursuant to which, for 20 years, it will supply the natural gas needed to fuel the plant and has the right to own, dispatch and market the electricity produced by the facility.  Cleco Power, Acadia and Evangeline are power marketers and, as such, have market-based rate authority, which are conditioned upon compliance with their codes of conduct.  Cleco Midstream also owned Perryville Energy Partners, L.L.C. (Perryville) until February 1, 2007, when Perryville became a direct subsidiary of Cleco Corp.  Prior to June 30, 2005, Perryville was an EWG engaged in the generation and wholesale sale of electric energy from its 718-MW natural gas-fired generating facility located near Perryville, Louisiana (the Perryville Generating Facility).  On June 30, 2004, Perryville sold the Perryville Generating Facility to Entergy Louisiana, Inc. (ELI) and, as of July 1, 2005, Perryville provides interconnection service to ELI pursuant to an agreement accepted by the Commission.  Cleco Support is a subsidiary of Cleco Corp that performs various support services for Cleco’s other subsidiaries.

2.           The Commission's order approving the 2003 Settlement Agreement was issued in Docket No. IN03-1-000 and resolved Enforcement’s formal investigation into Cleco’s compliance with, among other things, its codes of conduct and sections 205 and 214 of the Federal Power Act (FPA).  Under the 2003 Settlement Agreement, Cleco agreed, among other things, to: (1) pay a $750,000 civil penalty under section 214 of the FPA; and (2) follow a detailed three-year compliance plan in order to ensure compliance with the 2003 Settlement Agreement.

3.           In addition, as part of the 2003 Settlement Agreement, Cleco agreed to the imposition of a stricter, consolidated code of conduct.  Specifically, Section 1 of Article I of Cleco’s Code of Conduct states:  “To the maximum extent practical, the employees of Cleco Power LLC (Cleco Power), Cleco Marketing & Trading LLC (CMT), Cleco Evangeline LLC (Evangeline), Acadia Power Partners, LLC (Acadia), and Perryville Energy Partners, L.L.C. (Perryville) (collectively referred to as the Cleco Companies) will operate independently of each other” (the independent functioning requirement).   See Revised Code of Conduct approved on October 23, 2004 in Docket Nos. ER03-1368, 1369, 1371 and 1372.

4.           Section 6 of Article I of Cleco’s revised Code of Conduct also contains a related provision prohibiting the sharing of non-public market information, which states:

All market information shared between any of Cleco Companies will be disclosed simultaneously to the public on Cleco Companies’ Internet website.  Market information includes, but is not limited to, any communication concerning power or transmission business, present or future, positive or negative, concrete or potential.  Employees shared between the companies in a support role are not bound by this provision, but they may not serve as an improper conduit of information to non-support personnel.

5.           Article IV(8)(a) of the 2003 Settlement Agreement requires that:

Within 30 days after each of the first through third anniversaries of the Effective Date, Cleco et al., shall file with the Commission a report in Docket No. IN03-1-000 explaining how, during the previous 12-month period, it implemented the Compliance Plan and ensured continued compliance with the applicable provisions of this Agreement and the Compliance Plan (Compliance Report).

6.           Article IV(8)(c) of the Settlement Agreement provides that:

Should any audit or reporting activity conducted pursuant to this Agreement or the Compliance Plan indicate that during the period in which the Compliance Plan is in effect, Cleco et al. or any affiliate of it subject to the Compliance Plan engaged in any apparent violation of any rule, regulation, or statutory requirement administered by the Commission, Cleco, et al. shall describe in the applicable Compliance Report each such violation and any remedy for it that Cleco, et al. implemented after consultation with Enforcement.

7.           In lieu of annual Compliance Reports, Cleco volunteered to submit and, with Enforcement's concurrence, did submit quarterly Compliance Reports.

B.           Origins and Nature of the Investigation

1.           In November 2005, after review of Cleco’s October 2005 Quarterly Compliance Report under the Compliance Plan, Enforcement opened a non-public, preliminary investigation of certain statements by Cleco in connection with the 2003 Settlement Agreement.  During the investigation, on February 1, 2006, Cleco submitted a self-report that, after the effective date of the Compliance Plan, Cleco had shared certain personnel and information among certain Cleco entities in possible violation of its Code of Conduct and the 2003 Settlement Agreement.

2.           In the investigation, Enforcement examined the immediately foregoing matters, and inter alia, whether there were actual violations, the causes of the violations, whether they reflected any undue preference or undue discrimination by Cleco, and whether they caused harm to competitors or captive customers.

III.       PARTIES' STATEMENTS

A.           Statement of Enforcement

1.           Enforcement alleges that Cleco violated the independent functioning requirement in Cleco’s Code of Conduct by having two employees perform operational functions for all of Cleco Midstream’s EWGs from at least as early as September 23, 2003 (i.e., the effective date of the 2003 Settlement Agreement) until April 2004.  Among other things, those operational employees engaged in restructuring activities for more than one of Cleco Midstream’s EWGs, including commencing discussions (inside and outside of Cleco) regarding the possible sale of some of those entities.

2.           Enforcement alleges that Cleco also violated the independent functioning requirement in Cleco’s Code of Conduct by having a third employee perform operational functions for all of Cleco Midstream’s EWGs from at least as early as September 23, 2003 and continuing until July 1, 2004.  An accounting services employee in Cleco Support was involved in the pricing and supply of replacement power (which affected purchase power decisions) for the tolling agreements for Evangeline, Acadia, and Perryville.  As such, those activities went beyond the scope of the permissibly shared accounting support duties related to the billing processes for those entities, including processing all the invoices for those EWGs.

3.           Enforcement alleges that Cleco violated the independent functioning requirement in Cleco’s Code of Conduct, from as early as September 23, 2003 until December 31, 2005, by sharing six Technical Services Department Planning Group (Technical Service Department) employees among Cleco Power, Evangeline and Perryville.  They performed generation outage planning, coordinating, and scheduling activities for Evangeline and Perryville until June 30, 2005, and for Evangeline thereafter, as well as for Cleco Power.

4.           Enforcement alleges that Cleco violated the information sharing provision in Cleco’s Code of Conduct by giving the impermissibly-shared employees discussed in paragraphs III.A.1, 2, and 3 above access to market information (from as early as September 23, 2003 until as late as December 31, 2005) that was not simultaneously available to the general public.

5.           Enforcement alleges that Cleco violated the information sharing provision in its Code of Conduct, from as early as September 23, 2003 until June 2, 2005, by distributing a monthly risk report to the Chief Operating Officer of Cleco Midstream.  That report contained trading risk information related to Cleco Power and Cleco Midstream’s EWGs, including generation-related market information (about available capacity, excess capacity, and projected load), which was not contemporaneously available to the general public.

6.           Enforcement alleges that from as early as September 23, 2003 until June 1, 2004, Cleco violated the information sharing provision in its Code of Conduct by distributing daily status reports to Acadia, Evangeline and Perryville that contained non-public market information regarding outages for the Acadia, Evangeline, and Perryville units (e.g., the status of the plant, online/offline information, and the number of trips since the last report).

7.           Enforcement alleges that although Cleco was under an obligation to report apparent violations, it did not disclose the matters described above in its quarterly Compliance Reports.

8.           Enforcement found no evidence that customers were directly harmed by any of the alleged violations discussed herein.  In particular, Cleco’s alleged sharing of operational employees and market information did not give Cleco a competitive advantage over its non-affiliated competitors or result in harm to its captive customers.   In addition, Cleco’s failure to disclose the non-compliance issues in reports to Enforcement did not cause any harm to customers.  However, Enforcement alleges that Cleco’s violations had the potential to harm customers and are similar in nature to the activities identified in the 2003 investigation.

9.           Cleco has responded to the violations alleged herein by taking steps to remedy the causes of the matters giving rise to the alleged violations, including, but not limited to, reorganizing some of the relevant business units, taking responsive personnel action, and replacing management over its compliance efforts.

10.           Cleco cooperated with this investigation and self-reported some of the issues.  However, Enforcement alleges that although Cleco was aware of the violations regarding the Technical Services Department employees and the compliance issues regarding the distribution of the risk reports and the daily status reports, they were not self-reported in a timely manner.

11.           During the course of this investigation, Cleco voluntarily extended the Compliance Plan appended to the 2003 Settlement Agreement.

B.           Statement of Cleco

1.           Cleco neither admits nor denies the allegations contained in Section III.A.

2.           Although Cleco does not admit to the alleged violations, Cleco has agreed to enter into this Agreement to avoid extended litigation with respect to the matters referred to herein, to avoid uncertainty, and to effect a complete and final resolution of the issues as set forth in this Agreement.

IV.       REMEDIES

 For purposes of settling any and all civil and administrative disputes arising from Enforcement’s investigation of Cleco’s violations of the 2003 Settlement Agreement, and in lieu of any other remedy that the Commission might assess, determine, initiate, or pursue, concerning any of the matters referred to above, Cleco agrees that after the Commission issues an order approving this Agreement without modification, it shall take the following actions:

A.           Civil Penalty

1.           Cleco shall pay a civil penalty for alleged violations occurring after August 8, 2005 in the amount of $ 2,000,000 payable to the United States Treasury, within 10 days of the Commission issuing an order approving this Agreement without modification.

2.           The civil penalty shall not be passed through, directly or indirectly, to any present or future customers or ratepayers.

B.           New Compliance Plan

1.           Cleco shall undertake the following measures set forth below for a period of 12 months from the Effective Date of this Agreement (New Compliance Plan).

a.           Cleco will make two semi-annual submittals to Enforcement consisting of a report by Cleco's Chief Compliance Officer (the CCO), or the CCO's designee, under oath (the CCO Report).  The CCO Report shall, for the relevant period for each CCO Report:
(i)
identify the employees who have been shared between Cleco Power and Acadia and between Cleco Power and Evangeline; including the name, title, function and business unit of each shared employee, and the nature of the work that each shared employee performed for Cleco Power and Acadia, or for Cleco Power and Evangeline, and

(ii)
state whether the Code of Conduct restrictions on the sharing of operating employees between Cleco Power and Acadia and between Cleco Power and Evangeline were violated; if so, identify each violation, the circumstances of the violation, and any remedial actions taken or planned in response to the violation.

(iii)
identify each instance in which Cleco Power shared non-public market information with Acadia or Evangeline in violation of the Code of Conduct, including the circumstances of the sharing of the market information, and any remedial actions taken or planned in response to the sharing of the market information.

b.           The first CCO Report must be submitted to Enforcement no later than 6 months from the Effective Date of this Agreement, and the second CCO Report must be submitted no later than 12 months from the Effective Date of this Agreement.  Within 30 days from the date that each CCO Report is submitted, Enforcement will provide to the CCO, or the CCO's designee, a written statement that the CCO Report either is acceptable to Enforcement or raises specified concerns that are explained in the written statement.

c.           No later than the end of the tenth (10th) month after the Effective Date, Cleco will contract for an annual audit by Deloitte & Touche, or another independent auditor to be chosen by Cleco with Enforcement’s approval.  The independent auditor will submit a report (Audit Report) contemporaneously to Cleco and Enforcement, covering the 12-month period from the Effective Date of this Agreement.  The Audit Report will be submitted no later than 45 days after the end of the 12-month period from the Effective Date of this Agreement.  The Audit Report will:

(i)
state whether, during the 12-month period from the Effective Date of this Agreement, Cleco Power has shared employees with Acadia and Evangeline consistent with the requirements of the Code of Conduct;

(ii)
identify all violations of the Code of Conduct’s restrictions on the sharing of operating employees and non-public market information between Cleco Power and Acadia and between Cleco Power and Evangeline (reported or not reported), the circumstances of the violations, any remedial actions taken or planned in response to them, and the names of any employees involved in those violations; and

(iii)
evaluate the effectiveness of Cleco’s compliance monitoring concerning the sharing of operating employees and non-public market information between Cleco Power and Acadia and between Cleco Power and Evangeline under the Code of Conduct.

d.           Within 30 days from the Effective Date of this Agreement, Cleco Power, Acadia and Evangeline may file with the Commission proposed amendments to their currently effective codes of conduct to conform to the pro forma Code of Conduct outlined in the Notice of Proposed Rulemaking, Market-Based Rates for Wholesale Sales of Electric Energy, Capacity and Ancillary Services by Public Utilities, Docket No. RM04-7-000, as may be revised by the Commission.  Enforcement and Cleco agree that such revisions to the codes of conduct of Cleco Power, Acadia and Evangeline, as approved by the Commission, will eliminate any restrictions on sharing employees and market information between Acadia and Evangeline.

2.           Cleco Corp. shall maintain a “Hotline” telephone number so infractions, if any, of the Commission’s rules, can be reported anonymously to the CCO and make this number readily available to its employees.  Cleco may combine this Hotline with its Ethics Helpline.

3.           Within 90 days of the Effective Date, Cleco Corp shall provide training related to the Codes of Conduct to all Cleco officers and employees whose duties are related to the transmission system, generation facilities, wholesale sales or purchases, or support activities such as information technology, accounting, contract administration, billing, software development or legal services.

4.           If, as a result of information Enforcement receives from a CCO Report or the Audit Report, Enforcement concludes that Cleco has not implemented the New Compliance Plan so as to ensure compliance with its Code of Conduct, Enforcement may, at its discretion, require Cleco to comply with the New Compliance Plan for an additional 12-month period.

V.           TERMS OF CONSENT AGREEMENT

A.           The Effective Date of this Agreement shall be the date on which the Commission issues an order approving this Agreement without modification.

B.           Cleco consents to the use of this Agreement in this proceeding and in any other proceeding before the Commission or to which the Commission is a party for purposes of assessing the factors set forth in the October 20, 2005 Policy Statement on Enforcement,1 including whether Cleco has a history of violations; provided, however, that Cleco does not consent to the use of this Agreement as the sole basis for any other proceeding brought by the Commission, nor does Cleco consent to the use of this Agreement by any other party in any other proceeding.

______________________

1 Enforcement of Statutes, Orders, Rules, and Regulations, 113 FERC ¶ 61,068 (2005).

C.           Unless the Commission issues an order approving the Agreement in its entirety and without modification, the Agreement shall be null and void and of no effect whatsoever, and neither Enforcement nor Cleco shall be bound by any provision or term of the Agreement, unless otherwise agreed in writing by Enforcement and Cleco.

D.           The Agreement binds Cleco and its agents, successors and assigns.  The Agreement does not create or impose any additional or independent obligations on Cleco, or any affiliated entity, its agents, officers, directors or employees, other than the obligations identified in Sections IV.A. and IV.B. of this Agreement.

E.           In connection with the payment of the civil penalty provided for herein, Cleco agrees that the Commission’s order approving the Agreement without modification shall be a final order assessing a civil penalty under section 316A(b) of the FPA, 16 U.S.C. § 825o-1(b), as amended.  Cleco further waives rehearing of any Commission order approving the Agreement without modification, and judicial review by any court of any Commission order approving the Agreement without modification.

F.           Commission approval of this Agreement without modification shall release Cleco, its agents, officers, directors and employees, both past and present, and any successor in interest to Cleco from, and forever bar the Commission from bringing against Cleco, any and all administrative or civil claims arising out of, related to or connected with the facts or alleged violations addressed herein in Docket No. IN07-28-000; including the matters investigated in Docket No. IN03-1-000, representations made by Cleco in the course of the investigation in Docket No. IN03-1-000, and/or Cleco's compliance with the 2003 Settlement Agreement, including without limitation the Compliance Plan and the Code of Conduct attached thereto.  Upon the Effective Date of this Agreement, Enforcement's investigation of Cleco shall terminate in Docket No. IN07-28-000.

G.           Cleco and Enforcement agree that the Settlement Agreement and the Compliance Plan approved in Docket No. IN03-1-000 and voluntarily extended by Cleco, are hereby modified and superseded by this Agreement upon the Effective Date of this Agreement, and that Cleco need not file any further reports under the prior Compliance Plan.

H.           Cleco and Enforcement agree that currently effective codes of conduct for Cleco Power, Acadia and Evangeline filed pursuant to the 2003 Settlement Agreement will be replaced by the codes of conduct filed by Cleco Power, Acadia and Evangeline pursuant to this Agreement subject to the Commission’s final action on those codes of conduct.  Nothing in this Agreement relieves Cleco of the obligations under the standards of conduct or codes of conduct, as those requirements are amended or revised.

I.           Failure to make a timely payment or to comply with the New Compliance Plan agreed to herein, or any other provision of this Agreement, shall be deemed a violation of a final order of the Commission issued pursuant to the FPA, 16 U.S.C. § 792, et seq., and may subject Cleco to additional action under the enforcement and penalty provisions of the FPA.

J.           If Cleco does not make the payment above at or before the time agreed by the parties, interest payable to the United States Treasury will begin to accrue, pursuant to the Commission’s regulations at 18 C.F.R. § 35.19(a)(2)(iii), from the date that payment is due.

K.           The signatories to the Agreement agree that they enter into the Agreement voluntarily and that, other than the recitations set forth herein, no tender, offer or promise of any kind by any member, employee, officer, director, agent or representative of Enforcement or Cleco has been made to induce the signatories or any other party to enter into the Agreement.

L.           Each of the undersigned warrants that he or she is an authorized representative of the entity designated, is authorized to bind such entity and accepts the Agreement on the entity’s behalf.

M.           The undersigned representative of Cleco affirms that he or she has read the Agreement, that all of the matters set forth in the Agreement are true and correct to the best of his or her knowledge, information and belief, and that he or she understands that the Agreement is entered into by Enforcement in express reliance on those representations.

N.           The Agreement may be signed in counterparts.

O.           This Agreement is executed in duplicate, each of which so executed shall be deemed to be an original.

Agreed to and accepted:

     /s/  Susan J. Court                                                         May 29, 2007
Susan J. Court, Director                                                Date
Office of Enforcement

     /s/  Michael H. Madison                                                May 22, 2007
Michael H. Madison                                                      Date
President and Chief Executive Officer
Cleco Corporation